Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Diodes Incorporated (the “Company”) of our report dated March 11, 2016, related to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company appearing in the Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Los Angeles, California

June 30, 2016